UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 1, 2023

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2023, VerifyMe, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) effective as of February 28, 2023 (the “Effective Date”) by and among the Company, Trust Codes Global Limited, a New Zealand limited liability company and wholly owned subsidiary of the Company (“Trust Codes Global”), Trust Codes Limited, a New Zealand limited liability company (“Trust Codes” or “Seller”) and Signum Holdings Limited (“Seller’s Parent”). Pursuant to the terms of the Agreement Trust Codes Global agreed to purchase from Trust Codes and Trust Codes agreed to sell to Trust Codes Global substantially all of the assets of Trust Codes and certain specified liabilities (the “Transaction”). The Transaction closed simultaneously with the execution of the Agreement on March 1, 2023 (the “Closing”).

The total consideration paid to the Seller at Closing in connection with the Transaction was approximately $1,000,000, which consisted of approximately $350,000 in cash (the “Cash Consideration”); and the issuance of 353,492 shares of restricted common stock of the Company at $1.84 per share (the “Stock Consideration”) (representing $650,000 in Stock Consideration). The total consideration due under the Transaction is subject to certain post-Closing adjustments, which shall be accounted for in the first cash earnout payment, discussed below, if applicable.

Under the Agreement, during the five-year period ending on the fifth anniversary of the Effective Date, Trust Codes Global shall pay the Seller quarterly cash earnout payments equal to 18% of the gross margin earned on existing customers and the Company shall issue to the Seller annual equity earnout payments of restricted shares of the Company’s common stock equal to 20% of gross margin earned on new customers during the applicable 12 month period divided by the VWAP for the 30-day period ending on the last day of the 12-month period, inclusive. If the value of equity earnout shares issued exceeds $3.1 million at any time during the earnout period, then any subsequent amount of equity earnout shall be reduced to 10% of gross margin earned on new customers received during the applicable 12-month period. In certain circumstance Trust Codes Global may pay cash in lieu of the Company issuing restricted common stock for the equity earnout.

The Agreement is structured to comply with the shareholder approval requirements of the Nasdaq listing rules. The Agreement contains a blocker provision which prevents the Seller from receiving any equity earnout shares should such earnout shares, in connection with the Stock Consideration, cause the Seller to beneficially own more than 19.99% of the voting securities of the Company.

The Agreement contains customary confidentiality and indemnification provisions and customary representations, warranties and covenants by the parties for transactions of this type. It also contains a five-year non-compete and non-solicitation provision applicable to the Seller, Seller’s Parent, and each of their affiliates, in favor of the Company and Trust Codes Global.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On March 1, 2023, we issued the Stock Consideration to the Seller. The Stock Consideration issued pursuant to the Agreement has not been registered under the Securities Act of 1933 (the “Securities Act”) and has been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Stock Consideration may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

Item 7.01	Regulation FD Disclosure.

On March 2, 2023, we issued a press release announcing the Transaction. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business of Funds Acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(d)     Exhibits

Exhibit No.	Description
10.1*	Asset Purchase Agreement, effective February 28, 2023
99.1	Press release dated March 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: March 2, 2023	By:	/s/ Patrick White
Patrick White
Chief Executive Officer